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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

Capital Pacific Holdings, Inc.

     We consent to the use of our report dated January 28, 2000 with respect to the financial statements of Grand Coto Estates, L.P. as of December 31, 1999 and for the two years then ended, and our report dated January 28, 2000 with respect to the financial statements of M.P.E. Partners, L.P. as of December 31, 1999 and for the two years then ended included in the Annual Report (Form 10-K) of Capital Pacific Holdings, Inc. for the year ended February 28, 2001 incorporated by reference in the Registration Statement (Form S-3 No. 33-63511) of Capital Pacific Holdings, Inc.

                                                 /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Irvine, California
May 21, 2001